UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 18, 2019
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2019, BioRestorative Therapies, Inc. (the “Company”) entered into an amendment to the real property lease with respect to its executive offices located at 40 Marcus Drive, Suite One, Melville, New York.  Pursuant to the amendment, the term of the lease was extended to December 31, 2024.  Effective January 1, 2020, the annual rental under the lease is $153,748, increasing to $173,060 for the year ended December 31, 2024.

On June 18, 2019, the Company issued a convertible promissory note to Auctus Fund, LLC (“Auctus”) in the principal amount of $1,100,000 (the “Auctus Note”) pursuant to a debt financing in which the Company received net proceeds of $1,001,000.  The Company intends to use the net proceeds of the financing in connection with the payment of convertible promissory notes.  The Auctus Note provides for the payment of the principal amount, together with interest at the rate of 12% per annum, on December 13, 2019.  The Auctus Note is convertible, at the option of Auctus, into shares of common stock of the Company at a conversion price generally equal to 58% of the market price of the Company’s common stock at the time of conversion.  In consideration of the loan, the Company issued to Auctus a five-year warrant for the purchase of 125,000 shares of common stock of the Company at an exercise price of $0.56 per share, subject to adjustment (the “Auctus Warrant”).

The foregoing descriptions of the Auctus Note and the Auctus Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Auctus Note and the Auctus Warrant in the forms filed as Exhibits 10.1 and 10.2 to this Current Report, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01 above.

Between June 13, 2019 and June 17, 2019, the Company issued an aggregate of 297,414 shares of common stock of the Company in exchange for outstanding indebtedness in the aggregate amount of $55,193, inclusive of accrued and unpaid interest.
Between June 14, 2019 and June 17, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $167,688 for aggregate cash proceeds of $158,000. The convertible notes bear interest at a rate of 12% per annum payable at maturity with original maturity dates in June 2020. The convertible notes and respective accrued interest are convertible into shares of the Company's common stock at the election of the holder as follows: (i) $82,688 of principal is convertible at a fixed price of $1.00 per share for the first six months following the issue date; thereafter, principal and accrued interest are convertible at the election of the holder at a conversion price generally equal to 58% of the fair value of the Company’s common stock; and (ii) $85,000 of principal and accrued interest are convertible at the election of the holder at a conversion price equal to 58% of the fair value of the Company’s common stock.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Report on Form 10-Q for the period ended March 31, 2019, Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.
Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

10.1 Amendment to Lease, dated as of June 4, 2019, between 50 Republic Road, LLC and BioRestorative Therapies, Inc.

10.2 Convertible Promissory Note, dated June 13, 2019, issued by BioRestorative Therapies, Inc. to Auctus Fund, LLC.

10.3 Warrant, dated June 13, 2019, issued by BioRestorative Therapies, Inc. to Auctus Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: June 24, 2019	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer